LIFE PARTNERS HOLDINGS, INC. ANNOUNCES QUARTERLY DIVIDEND

Waco, TX – July 27, 2009 – Life Partners Holdings, Inc. (Nasdaq GS:  LPHI), parent company of Life Partners, Inc., announced today that it would pay a $0.25 per share quarterly dividend to shareholders of record as of August 7, 2009, on or about September 15, 2005.

The announcement follows the schedule for dividend payments throughout the company’s 2010 fiscal year, which was released on July 1, 2009.

LPHI Chairman Brian Pardo commented, “Our board has made it clear that we want LPHI shareholders to share in our success.  Because of our unique business model, our shareholders can own a growth stock that also pays a healthy dividend.  There aren’t many opportunities like that in today’s market.”

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements.” Since its incorporation in 1991, Life Partners has completed over 93,000 transactions for its worldwide client base of 23,000 high net worth individuals and institutions in connection with the purchase of over 6,100 policies totaling more than $1.9 billion in face value.

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Visit our website at: www.lphi.com

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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Contact:

Hill & Knowlton on behalf of LPHI, Inc.
Richard Weber, 512-372-6652
richard.weber@hillandknowlton.com
or
Life Partners Holdings, Inc.
Shareholder Relations, 254-751-7797
info@LPHI.com
www.lphi.com